Exhibit 10.12

SCHEDULE OF NAMED EXECUTIVE OFFICERS WHO HAVE ENTERED INTO THE FORM OF AMENDED AND RESTATED EMPLOYMENT AGREEMENT AS SET FORTH IN EXHIBIT 10.11
John H. Jacko, Jr.